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                                  EXHIBIT 12.1
                                    MAAX INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                                          Pro Forma
                                           2000     2001     2002    2003     2004    2004 PF  May 31, 2003 May 31, 2004 May 31,2004
                                          ------------------------------------------------------------------------------------------
Net income                                16,028   11,818   14,590   25,425   31,951   21,412      15,166       8,353       5,707
Provision for income taxes                 7,402    5,673    8,034   15,699   14,247    9,126       7,161       1,770         485
Fixed charges                              4,027    7,264    5,844    5,551    7,070   28,102       1,542       1,820       7,465
                                          ------------------------------------------------------------------------------------------
                                          27,458   24,754   28,468   46,675   53,267   58,640      23,869      11,943      13,657
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Fixed charges

Interest expensed or capitalized           2,725    5,552    3,876    3,547    4,380   25,412       1,041       1,148       6,793
Interest component of the rental expense   1,303    1,712    1,968    2,004    2,689    2,689         501         672         672
                                          ------------------------------------------------------------------------------------------

                                           4,027    7,264    5,844    5,551    7,070   28,102       1,542       1,820       7,465
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Ratio                                        6.8      3.4      4.9      8.4      7.5      2.1        15.5         6.6         1.8
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